                                                                      EXHIBIT 4
                                  (VSNL LOGO)

                                                            Rishabh Nath Aditya
                                                    Assistant Company Secretary

HQ/CS/CL.24B/10139
13 October 2003

Sir,
         SUB: SENDING CERTIFICATES OF PRACTISING COMPANY SECRETARY REGARDING PAID-UP CAPITAL AND LISTING AGREEMENT REQUIREMENT

         In accordance with SEBI regulations, please find sent herewith the following:

         a) Certificate from Practising Company Secretary regarding total paid-up capital of VSNL and

         b) Certificate from Practising Company Secretary regarding transfer of shares.

Thanking you,
                                                              Yours faithfully,
                                               For Videsh Sanchar Nigam Limited


                                                                    R.N. Aditya
                                                        Asst. Company Secretary
To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.
2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.
4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.
6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.
7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199
11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195.

                            SECRETARIAL AUDIT REPORT

                                    ANNEXURE

1.  For Quarter Ended                                    : 30TH SEPTEMBER, 2003
2.  ISIN                                                 : INE151A01013
3.  Face Value                                           : RS. 10/- EACH
4.  Name of the Company                                  : VIDESH SANCHAR NIGAM LIMITED
5.  Registered Office                                    : VIDESH SANCHAR BHAVAN, FORT
                                                          MUMBAI - 400 001.
6.  Correspondence Address                               : SAME AS ABOVE
7.  Telephone No.                                        : 56395156
    Fax No.                                              : 56395156
8.  E-mail Address                                       : rnaditya@rediffmail.com
9.  Names of the Stock Exchanges where the company's     : MUMBAI, CALCUTTA, AHMEDABAD, DELHI, NSE.
    securities are listed


                                                                         No. of Shares   % of Total Issued Capital
                                                                         -------------   -------------------------
10. Issued Capital                                                       28,50,00,000            100.00
11. Listed Capital (Exchange-wise) (as per company records)              28,50,00,000            100.00

12. Held in dematerialised form in CDSL                                  23,04,53,479             80.86
13. Held in dematerialised form in NSDL                                   5,40,28,356             18.96
14. Physical                                                                 5,18,165              0.18
                                                                         ------------            ------
15. Total No. of Shares (12+13+14)                                       28,50,00,000            100.00
                                                                         ------------            ------


16. Reasons for difference if any, between (10&11), (10&15), (11&15)      N A.
17. Certifying the details of changes in share capital during the quarter under consideration as per table below : NO CHANGE

                                Applied/Not     Listed on Stock          Whether        Whether
                     No. of     Applied for    Exchanges (Specify     intimated to   intimated to   In-prin. appr. pending
 Particulars***      shares       listing           Names)                CDSL           NSDL       for SE (Specify Names)
 --------------      ------     -----------    ------------------     ------------   ------------   ----------------------
                                                      NOT APPLICABLE

     *** RIGHTS, BONUS, PREFERENTIAL ISSUE, ESOPS, AMALGAMATION, CONVERSION,
        BUYBACK, CAPITAL REDUCTION, FORFEITURE, ANY OTHER (TO SPECIFY).

18. Register of Members is updated (Yes/No)                               YES
    If not, updated up to which date                                       -
19. Mentioned the total no. of requests, if any, confirmed after 21 days and the total no. of requests pending beyond 21 days with the reasons for delay : NONE

Total No. of demat requests               No. of requests         No. of shares               Reasons for delay
---------------------------               ---------------         -------------               -----------------
Confirmed after 21 Days                    NOT APPLICABLE

Pending for more than 21 days              NOT APPLICABLE

20. Name, Telephone & Fax No. of the Compliance       MR. R.N. ADITYA
    Officer of the Co.                                TEL NO: 56395156
                                                      FAX NO. 56395156

21. Name, Address, Tel. & Fax No., Regn. No. of the   T.R.VAIDYANATHAN & CO.
    Auditor                                           12, "UDAYARAJ", SHREE NAGAR, GOREGAON (W)
                                                      MUMBAI - 400 062. TEL. NO. 2874 13 86
                                                      REGN. NO. 2718

22. Appointment of common agency for share registry   SHAREPRO SERVICES
    work, if yes (name & address)                     SATAM ESTATE, 3RD FLOOR, CARDINAL
                                                      GRACIOUS ROAD, CHAKALA, ANDHERI (E),
                                                      MUMBAI - 400 099.

23. Any other detail that the auditor may like to      None
    provide, (e.g. BIFR Company, delisting from SE,
    Company changed its name etc.

PLACE:  MUMBAI                                   FOR T R VAIDYANATHAN & CO.
DATE:  10.10.2003


                                                 T R VAIDYANATHAN.
                                                 COMPANY SECRETARY.

T.R.VAIDYANATHAN & CO.                                   12 "UDAYARAJ"
COMPANY SECRETARIES.                                      SHREE NAGAR,
T.R.VAIDYANATHAN.                                         GOREGAON (W)
F.C.S, A.C.I.S. (LONDON).                               MUMBAI- 400 062.
COMPANY SECRETARY.                                     TEL NO : - 8741386.
E-MAIL: - TRVCO@REDIFFMAIL.COM                      PAGER NO:- 9624 -242229


                          TO WHOMSOEVER IT MAY CONCERN


This is to certify that VIDESH SANCHAR NIGAM LTD having its Registered office at Videsh Sanchar Bhavan, Mahatma Gandhi Road, Mumbai - 400 001 has kept all the records and registers for the purpose of issuing a certificate as stipulated under Sub-Clause (C) of Clause 47 of the Listing Agreement with the Mumbai Stock Exchange.

I/We have examined the relevant Books, Registers, Forms, Documents and Records of VIDESH SANCHAR NIGAM LTD as may be necessary for the purpose of issuing Certificate under Sub-Clause (C) of Clause 47 of the Listing Agreement with the Mumbai Stock Exchange.

I hereby certify that the Company has delivered during the half year ended on 30th September, 2003 all certificates of Shares after registration of valid transfers within one month of the date of lodgement of Transfers, Consolidation, Renewal or Exchange, prior to the date of the intimation of the closure of Register of Members or the Record Date.

                                                      For T.R.Vaidyanathan & Co.


Place :    Mumbai                    Signature    T.R. Vaidyanathan
                                                 -------------------------

Date  :    10/10/2003.                            T.R.Vaidyanathan.
                                                  (Company Secretary)

                                                  C P Number : 2718.

T.R.VAIDYANATHAN & CO.                                    12 "UDAYARAJ"
COMPANY SECRETARIES.                                       SHREE NAGAR,
T.R.VAIDYANATHAN.                                          GOREGAON (W)
F.C.S, A.C.I.S. (LONDON).                                 MUMBAI- 400 062.
COMPANY SECRETARY.                                       TEL NO : - 8741386.
E-MAIL: - TRVCO@REDIFFMAIL.COM                        PAGER NO:- 9624 -242229


                          TO WHOMSOEVER IT MAY CONCERN

I have examined the relevant records, correspondence and information maintained in the electronic mode by VIDESH SANCHAR NIGAM LTD in respect of the transfer deeds received for registration during the quarter ended 30th September 2003, details whereof are given in Annexure 1 hereto, and certify that:

The Company has followed the necessary procedure for effecting the transfer of shares covered by the transfer deeds lodged during the aforesaid period.

The Company has accordingly amended the Register of Members maintained by it and the shares comprised in the aforementioned transfer deed has been registered in the names of the respective transferees.

The Company has adequate procedures to deal with dematerialisation requests and has satisfied itself that the transferee and the person requesting dematerialisation are one and the same by verifying the signature of the person requesting for dematerialisation with that of the transferee maintained by it and before confirming the dematerialisation has amended the Register of Members in National Securities Depository Limited as the holder of dematerialized Shares.

The Company has defaced and cancelled all the certificates covering the share dematerialized and The Company has adequate systems to ensure that the respective investors do not lose their corporate benefits on account of the transfer entries made in favour of the aforementioned Depository.


                                                      For T.R.Vaidyanathan & Co.


Place  : Mumbai                           Signature  T.R. Vaidyanathan
                                                     -----------------

Date   : 10th October 2003.                           T.R.Vaidyanathan.
                                                     (Company Secretary)
                                                      C P Number : 2718.

                                   ANNEXURE 1


                            VIDESH SANCHAR NIGAM LTD

          Details of Shares transferred and dematted during the quarter ended 30th September 2003.


 Number Of Transfer Deeds Received                                 64
 Number Of Transfers Approved                                      64
 Number Of Shares Involved                                       2156
 Number Of Option Letters Sent to Transferees                      43
 Number of Demat Requests Received From The Transferees            18
 Number Of Shares Involved                                        868



                                                      For T.R.Vaidyanathan & Co.


Place  : Mumbai                               Signature   T.R. Vaidyanathan
                                                          -----------------

Date   : 10th October 2003.                                T.R.Vaidyanathan.
                                                          (Company Secretary)
                                                           C P Number: 2718.